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
                                         AMERICAN FEDERAL SAVINGS BANK
                                        Statement of Financial Condition
---------------------------------------------------------------------------------------------------------
                                                                   March 31, 2000           June 30, 1999
                                                                   --------------           -------------
                                                                    (Unaudited)
         ASSETS

         Cash and due from banks                                     $ 2,229,837              $ 2,566,171
         Interest-bearing deposits with banks                            100,000                4,175,000
                                                                     -----------              -----------
                  Total cash and cash equivalents                      2,329,837                6,741,171

         Investment securities available for sale,                    17,589,604               16,590,332
              at market value
         Investment securities held-to-maturity                       11,121,725               14,497,696
         Federal Home Loan Bank stock, at cost                         1,370,900                1,301,200
         Mortgage loans held-for-sale                                    422,876                1,066,384

         Loans receivable, net of deferred loan fee                  105,189,349               97,036,135
              and allowance for loan losses
         Accrued interest and dividends receivable                       854,648                  739,071
         Mortgage servicing rights                                     1,346,622                1,279,041
         Property and equipment, net                                   7,076,291                7,361,072
         Cash surrender value of life insurance                        2,017,456                1,948,570
         Real estate acquired in settlement of loans,                     81,853                        0
              net of allowance for losses
         Other assets                                                    541,411                  330,700
                                                                     -----------              -----------
                                   Total assets                     $149,942,572             $148,891,372
                                                                     ===========              ===========

         LIABILITIES
         Deposit accounts:

                  Noninterest bearing                               $  5,465,545             $  5,222,747
                  Interest bearing                                   115,785,517              115,598,941
         Advances from Federal Home Loan Bank                          8,374,445               12,574,445
         Stock orders received                                         3,935,622                        0
         Accrued expenses and other liabilities                        1,856,765                1,601,720
                                                                     -----------              -----------
                                    Total liabilities                135,417,894              134,997,853

         EQUITY

         Retained earnings                                            14,856,420               14,099,920
         Accumulated other comprehensive (loss) income                 (331,742)                (206,401)
                                                                     -----------              -----------
                                    Total equity                      14,524,678               13,893,519

                                    Total liabilities and equity    $149,942,572             $148,891,372
                                                                     ===========              ===========
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

                                      AMERICAN FEDERAL SAVINGS BANK
                                              Statement of Income
-------------------------------------------------------------------------------------------------
                                           Three Months Ended            Nine Months Ended
                                               March 31,                     March  31,
                                     ---------------------------      ---------------------------
                                         2000           1999              2000            1999
                                     -----------     ---------        ----------      -----------
                                     (Unaudited)     (Unaudited)      (Unaudited)     (Unaudited)
Interest and Dividend Income:
Interest and fees on loans           $2,063,253     $1,997,972        $6,081,573       $6,116,246
Interest on deposits with banks             579         98,269            58,298          275,158
FHLB Stock dividends                     21,803         23,967            69,792           70,823
Securities available for sale           266,235        170,737           770,068          562,181
Securities held to maturity             182,456        176,022           592,243          563,956
                                      ---------      ---------         ---------        ---------
 Total interest and dividend income   2,534,326      2,466,967         7,571,974        7,588,364
                                      ---------      ---------         ---------        ---------

Interest Expense:
Deposits                              1,120,994      1,050,345         3,378,415        3,288,215
FHLB Advances                           164,932        202,834           472,955          633,776
                                      ---------      ---------         ---------        ---------
 Total interest expense               1,285,926      1,253,179         3,851,370        3,921,991
                                      ---------      ---------         ---------        ---------

Net Interest Income                   1,248,400      1,213,788         3,720,604        3,666,373
Loan loss provision                           0         15,000            15,000           45,000
                                      ---------      ---------         ---------        ---------
Net interest income after loan
 loss provision                       1,248,400      1,198,788         3,705,604        3,621,373
                                      ---------      ---------         ---------        ---------

Noninterest income:
Net gain on sale of loans                35,564        191,222           193,816          589,001
Demand deposit service charges          123,434        111,822           368,350          344,872
Mortgage loan servicing fees             74,690         67,996           225,269          191,552
Net gain (loss) on sale of available
for sale securities                           0              0          (30,355)          (6,039)
Other                                   104,809         92,634           271,410          269,265
                                      ---------      ---------         ---------        ---------
 Total noninterest income               338,497        463,674         1,028,490        1,388,651
                                      ---------      ---------         ---------        ---------

Noninterest expense:
Salaries and employee benefits          696,621        605,215         2,000,984        1,800,657
Occupancy expenses                      113,291        106,167           327,898          323,320
Furniture and equipment
 depreciation                            81,148         75,365           240,377          209,874
In-house computer expense                34,903         43,141           112,740          129,624
Advertising expense                      21,981         18,905            96,287           80,931
Amortization of mtg servicing fees       25,479         35,309            87,255          107,284
Federal insurance premiums                7,279         17,416            41,856           51,343
Postage                                  34,403         31,065            76,902           75,452
Legal,accounting, and
 examination fees                        25,251         20,006            59,369           63,247
Consulting fees                           7,645         13,995            27,070           20,670
ATM processing                           17,799         17,267            55,740           51,247
Other                                   149,309        144,784           501,983          479,154
                                      ---------      ---------         ---------        ---------
 Total noninterest expense            1,215,109      1,128,635         3,628,461        3,392,803
                                      ---------      ---------         ---------        ---------

Income before provision for
 income taxes                           371,788        533,827         1,105,633        1,617,221
                                      ---------      ---------         ---------        ---------

Provision for income taxes              119,000        205,300           349,134          593,736
                                      ---------      ---------         ---------        ---------

Net income                           $  252,788      $ 328,527         $ 756,499      $ 1,023,485
                                      =========      =========         =========        =========
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